EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 17, 2002 included in this Form 11-K, into AMVESCAP PLC’s previously filed Registration Statement on Form S-8, File No. 33-50756 covering the AMVESCAP 401(k) Plan.

/s/ ARTHUR ANDERSEN LLP
Atlanta, Georgia
May 17, 2002